Exhibit 5.1

November 30, 2023

TMC the metals company Inc.

595 Howe Street, 10th Floor

Vancouver, British Columbia, V6C 2T5

Canada

Re: TMC the metals company Inc. – Form S-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to TMC the metals company Inc. (the “Corporation”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Corporation of up to an aggregate of US $100 million of securities of the Corporation (collectively, the “Securities”) pursuant to one or more prospectus supplements (each a “Prospectus Supplement”) to the Registration Statement to be filed by the Corporation from time to time. We have examined and relied upon (a) the Registration Statement, (b) the Corporation’s Certificate of Continuation, Notice of Articles and Articles, as currently in effect, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies and that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Corporation, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect on all such parties. In our capacity as counsel to the Corporation in connection with the registration of the Registration Statement, we are familiar with the authorizations or proceedings made or taken and proposed to be made or taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below) and the constating documents of the Corporation (as then in effect), in the manner presently proposed. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation and of public officials.

The Securities of the Corporation which may be offered under the Registration Statement include Common shares without par value and with special rights or restrictions attached (the “Offered Common Shares”) and Preferred shares without par value and with special rights or restrictions attached (the “Offered Preferred Shares”).

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the “Applicable Law”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the Securities as being “fully paid and non-assessable”, no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of Securities, (i) the Corporation has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the Province of British Columbia; (ii) the Corporation has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Statement; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments thereto) has become effective under the Act; (iv) that an appropriate Prospectus Supplement or term sheet with respect to the Securities offered thereby has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (v) that a definitive purchase, underwriting or similar agreement (a “Purchase Agreement”) with respect to any offered Securities will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto and will be filed with the United States Securities and Exchange Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or applicable Prospectus Supplement; (vi) that the Securities will be issued and sold in compliance with applicable U.S. and Canadian federal, state, and provincial securities laws, as applicable, and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered, or any Securities being offered that are convertible, exchangeable, redeemable or exercisable for any Securities, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (viii) with respect to our opinion as to the Offered Common Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common shares in the capital of the Corporation (the “Common Shares”) are authorized and available for issuance under the maximum number of Common Shares the Corporation is authorized to issue and that the consideration for the issuance and sale of the Offered Common Shares is in an amount that is not less than the par value of the Common Shares, if any; and (ix) with respect to our opinion as to the Offered Preferred Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred shares in the capital of the Corporation (the “Preferred Shares”) are authorized and available for issuance under the maximum number of Preferred Shares the Corporation is authorized to issue and that the consideration for the issuance and sale of the Offered Preferred Shares is in an amount that is not less than the par value of the Preferred Shares, if any. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Corporation. We assume, based on advice previously received from the Corporation, that the applicable agreements relating to any of the Securities will be governed by the laws of a jurisdiction outside of Canada.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.       With respect to the issuance of any Offered Common Shares which may be offered pursuant to the Registration Statement, when (a) the issuance of the Offered Common Shares as fully-paid and non-assessable Common Shares, and the sale of Offered Common Shares, and, if certificated, the certificates representing the Offered Common Shares have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and the Business Corporations Act (British Columbia) (the “BCBCA”) (as then in effect), and does not violate any Applicable Law or the constating documents (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors, which is at least equal to the issue price of the such Offered Common Shares, has been received by the Corporation; (c) the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Corporation’s the constating documents (as then in effect) and the BCBCA (as then in effect), so as not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (d) if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper directors or officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, or, if not certificated, valid book-entry notations therefor having been made in the central securities register of the Corporation, in accordance with the terms of the applicable Purchase Agreement or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the board of director of the Corporation (provided that such consideration is not less than the par value of the Common Shares), the Offered Common Shares will be validly issued, fully paid, and non-assessable.

2.       With respect to the issuance of any Offered Preferred Shares which may be offered pursuant to the Registration Statement, when (a) the alteration of the authorized share structure of the Corporation to create the Preferred Shares, including attaching any special rights and restrictions, and the issuance of the Offered Preferred Shares as fully-paid and non-assessable Preferred Shares, and the sale of Offered Preferred Shares, and, if certificated, the certificates representing the Offered Preferred Shares have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and does not violate any Applicable Law or the constating documents (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors, which is at least equal to the issue price of the such Offered Preferred Shares, has been received by the Corporation; (c) the terms of the issuance and sale of the Offered Preferred Shares have been duly established and are then in conformity with the Corporation’s the constating documents (as then in effect) and the BCBCA (as then in effect), so as not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (d) an appropriate notice of alteration relating to a class or series of the Preferred Shares to be sold under the Registration Statement has been duly authorized and adopted and filed with the registrar under the BCBCA and the registrar has furnished to the Corporation a copy of the notice of articles as altered prior to the issuance of the Offered Preferred Shares and the Preferred Shares, including the attachment of an special rights and restrictions, have been duly and validly been authorized, created and approved pursuant to the constating documents (as then in effect), and the BCBCA (as then in effect), and the creation of such Preferred Shares does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; and (e) if certificated, the certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper directors or officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, or, if not certificated, valid book-entry notations therefor having been made in the central securities register of the Corporation, in accordance with the terms of the applicable Purchase Agreement or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the board of director of the Corporation (provided that such consideration is not less than the par value of the Preferred Shares), the Offered Preferred Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP